SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

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                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                DECEMBER 2, 2003

                        GREEN MOUNTAIN POWER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   VERMONT                                 03-0127430
(STATE OR OTHER JURISDICTION OF INCORPORATION) (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                                     1-8291
                             COMMISSION FILE NUMBER


         163  ACORN  LANE,
                 COLCHESTER, VERMONT                       05446
      (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)
(ZIP  CODE)





                                    (802) 864-5731
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)
















ITEM  9.  OTHER  INFORMATION
On December 3, 2003, Christopher L. Dutton, President and Chief Executive Officer of the Company, and Robert J. Griffin, Vice President, Treasurer and Controller of the Company, will make a presentation at a conference on "Investing in the Electric Utilities Industry" presented by the Wall Street Transcript being held in New York, New York. The presentation will include a discussion of the following matters:

1. The Company's principal financial and growth objectives include prospects for dividend growth, a transmission investment opportunity in northwestern Vermont subject to approval by the Vermont Public Service Board ("VPSB"), and continued growth in business services.

2. The Company currently has a dividend payout ratio of slightly less than 40 percent of earnings, well below the payout ratios of other comparable electric utilities. The current payout ratio, if continued at its low level, would result in significant growth in the proportionate share of equity in the Company's capital structure, which would be costly for the Company's customers to support. Therefore the Company expects to increase its dividend rate over the next five years to bring the Company's dividend payout ratio in line with comparable companies at between 50 and 70 percent of earnings. The Company expects to evaluate its current dividend rate in the first quarter of 2004.

3. The Company owns approximately 30 percent of the Vermont Electric Power Company ("VELCO"), which owns and operates most of the transmission assets in Vermont. VELCO and the Company are presently seeking approval from the VPSB to expand the transmission capacity of an existing line that supports reliability in northwestern Vermont (the "Northwest Reliability Project"). VELCO's Project costs are estimated at $128 million for all of Vermont and the Company could invest up to $24 million in VELCO through 2008, primarily for its proportionate share of the Northwest Reliability Project. If the Northwest Reliability Project is approved, the Company would finance its investment through the issuance of debt over this period of time. The Company's capital structure is expected to continue to be weighted evenly between debt and equity over this timeframe. The Company considers the Northwest Reliability Project to be vital to maintaining a reliable electric system for its customers and to sustaining the economic health of the region.

4. The Company expects earnings of approximately $1.90 to $1.95 per share for 2003 and a return on equity for utility operations of 10.5%, if the VPSB approves a three-year rate plan described in a Memorandum of Understanding ("MOU") between the Company and the Vermont Department of Public Service. If the MOU is not approved, the Company's allowed and estimated return on equity for 2003 would remain at 11.25 percent and expected earnings would increase to between $2.05 and $2.10 per share. The MOU rate plan provides for no rate increase in 2004, and modest rate increases of 1.9 percent in 2005 and 0.9 percent in 2006. The Company believes that the financial stability that the rate increases provide through 2006 outweighs the modest reduction in return on equity.

5. The Company will reiterate that it does not expect to make material investments in new unregulated operations through 2007. If the Northwest Reliability Project does not go forward, the Company would consider accelerating increases in dividends or buying back equity to meet its goal of maintaining a capital structure that is evenly divided between debt and equity.

Appended is the abbreviated text of a graphic media presentation relating to the above-listed matters used at the December 3, 2003 presentation.

         Abbreviated Text of December 3, 2003, Power Point Presentation
                              Safe Harbor Statement
There are statements in this information that contain projections or estimates and that are considered to be "forward-looking" as defined by the Securities and Exchange Commission (the "SEC"). In these statements, you may find words such as believes, expects, plans, or similar words. These statements are not guarantees of our future performance. There are risks, uncertainties and other factors that could cause actual results to be different form those projected.

          Management  Strategy
Superior  Dividend  Growth
Invest  in  Transmission
Grow  Utility  Services  Business

          VELCO  Transmission  Growth  Strategy
Current  capitalization  structure  for  VELCO
Potential  to  increase  equity
Invest  up  to  $24  million  thru  2008
Attractive  risk-adjusted  return

          Utility  Services  Growth  Strategy
Reduces  rates  for  customers
Solid  growth  potential
More  efficient  use  of  workforce

          Financial  Overview
Capital  Structure
Targeted  50%  common  equity  (50%  to  be  achieved  by  year-end)
No preferred equity, no hybrids, limited use of short-term debt Limited debt maturities (millions):
     2003     2004     2005     2006     2007
        $8        $0        $0      $14        $0

          Effective  Risk  Mitigation  Strategies
Power  Supply
     Power  supply  contracts  reduce  outage  and  other  operating  risks.
     All  Company  power  contract  costs  being  recovered  in  rates:
Morgan  Stanley  effective  through  2006
Vermont  Yankee  contract  expires  in  2012
Hydro-Quebec  contract  expires  2015
IBM
Seventeen percent of retail revenues, lowest margin customer. A worst-case hypothetical shutdown of IBM would require an estimated rate increase of between 5 to 8 percent.
While IBM has reduced its workforce over the past couple of years from 8,500 to 6,000, the company's results and rate needs have not been impacted, in part due to low unemployment and steady growth in our service territory. Regulatory
     A Memorandum of Understanding (MOU) with the Vermont Department of Public Service is currently before the Vermont Public Service Board. The MOU, if approved, would provide for modest rate increases in 2005 and 2006 and a cap on the Company's return on equity for utility operations of 10.5 percent. The Company believes the MOU, if approved, would provide it an opportunity to achieve its allowed rate of return through 2006.

Weather
     Weather derivatives used to lessen risk associated with adverse weather patterns' effect on earnings.







SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN  MOUNTAIN  POWER  CORPORATION
                                         Registrant
DATED:  December  2,  2003          By:/s/ROBERT  J.  GRIFFIN
                                    -------------------------
ROBERT  J.  GRIFFIN,  VICE  PRESIDENT,
CONTROLLER  AND  TREASURER

DATED:  December  2,  2003          By:/s/ROBERT  J.  GRIFFIN
                                    -------------------------
ROBERT  J.  GRIFFIN,  VICE  PRESIDENT,
CONTROLLER  AND  TREASURER
                              (AS  PRINCIPAL  FINANCIAL  OFFICER)



     There are statements in this information release that contain projections or estimates and that are considered to be "forward-looking" as defined by the Securities and Exchange Commission (the "SEC"). In these statements, you may find words such as believes, expects, plans, or similar words. These statements are not guarantees of our future performance. There are risks, uncertainties and other factors that could cause actual results to be different from those projected.

     For further information, please contact Robert Griffin, Controller and Treasurer of Green Mountain Power, at 802-655-8452 or Dorothy Schnure, Manager of Corporate Communications, at 802-655-8418, or 802-482-2503 after 6:00 p.m.